Free Writing Prospectus	Filed Pursuant to Rule 433
(To the Prospectus dated March 31, 2009, as	Registration Statement No. 333-158319
supplemented by the prospectus supplement	February 23, 2011
dated December 6, 2010)

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Home » Auction #2548

Notice: The auction has been extended until 2/23/2011 1:33:35 PM EST.

Results

BBB- (Fitch); BBB (low) (DBRS); and BBB- (Standard & Poor’s).

Auction Information

Auction Start: 2/17/2011 8:00 AM EST

Auction End: 2/23/2011 1:33 PM EST

Last Update: 2/23/2011 2:22:49 PM EST

Auction Status: Over

Bidding Information

Issue Information

Security Type: Corporate Bonds

Issue Type: Primary

Coupon: 2.750%

Maturity Date: 2/15/2012

More.

Buy Today! Information

Price: 100.000

Yield: 2.75%

Bids Final Market-Clearing Price: 99.625

Final Market-Clearing Yield*: 3.147%

Bidder Units Price Timestamp Awarded Amount Due

Bidder 18787 10 100.500 2/18/2011 1:11:11 PM 10 units $ 9,962.50

Bidder 19894 3 100.113 2/18/2011 2:08:10 PM 3 units $ 2,988.75

Bidder 23328 6 100.000 2/22/2011 12:29:18 PM 6 units $ 5,977.50

Bidder 13193 100 99.999 2/22/2011 10:45:35 AM 100 units $ 99,625.00

Bidder 27123 100 99.999 2/22/2011 2:48:34 PM 100 units $ 99,625.00

Bidder 13546 20 99.952 2/18/2011 12:51:49 PM 20 units $ 19,925.00

Bidder 15034 3 99.952 2/21/2011 8:23:04 AM 3 units $ 2,988.75

Bidder 23329 30 99.952 2/23/2011 10:30:14 AM 30 units $ 29,887.50

Bidder 27131 115 99.952 2/23/2011 11:11:01 AM 115 units $ 114,568.75

Bidder 23443 2 99.905 2/23/2011 10:32:29 AM 2 units $ 1,992.50

Bidder 27074 3 99.900 2/18/2011 11:03:19 PM 3 units $ 2,988.75

Bidder 27050 20 99.890 2/19/2011 7:56:12 AM 20 units $ 19,925.00

Bidder 21363 10 99.875 2/22/2011 12:50:14 PM 10 units $ 9,962.50

Bidder 15034 3 99.858 2/21/2011 8:23:04 AM 3 units $ 2,988.75

Bidder 23443 2 99.858 2/23/2011 10:32:29 AM 2 units $ 1,992.50

Bidder 21441 10 99.815 2/20/2011 5:57:23 PM 10 units $ 9,962.50

Bidder 18907 5 99.792 2/23/2011 6:40:42 AM 5 units $ 4,981.25

Bidder 25295 2 99.764 2/18/2011 12:59:26 PM 2 units $ 1,992.50

Bidder 21441 10 99.764 2/20/2011 5:57:23 PM 10 units $ 9,962.50

Bidder 15034 2 99.764 2/21/2011 8:23:04 AM 2 units $ 1,992.50

Bidder 22866 50 99.764 2/22/2011 2:34:34 PM 50 units $ 49,812.50

Bidder 23003 6 99.764 2/23/2011 10:36:50 AM 6 units $ 5,977.50

Bidder 23436 400 99.755 2/23/2011 1:31:35 PM 400 units $ 398,500.00

Bidder 19484 4 99.750 2/21/2011 11:29:43 PM 4 units $ 3,985.00

Bidder 25702 100 99.700 2/23/2011 1:30:50 PM 100 units $ 99,625.00

Bidder 24788 50 99.627 2/23/2011 1:33:30 PM 50 units $ 49,812.50

Bidder 21822 22 99.626 2/23/2011 1:31:59 PM 22 units $ 21,917.50

Bidder 21789 125 99.626 2/23/2011 1:32:21 PM 125 units $ 124,531.25

Bidder 22451 500 99.625 2/23/2011 1:27:38 PM 187 units $ 186,298.75

Bidder 25702 170 99.560 2/23/2011 1:31:18 PM Rejected: Price

Bidder 21789 25 99.555 2/23/2011 1:32:21 PM Rejected: Price

Bidder 21789 25 99.554 2/23/2011 1:32:21 PM Rejected: Price

Bidder 21789 25 99.553 2/23/2011 1:32:21 PM Rejected: Price

Bidder 21789 25 99.552 2/23/2011 1:32:21 PM Rejected: Price

Bidder 26849 50 99.529 2/23/2011 12:54:29 PM Rejected: Price

Bidder 19253 30 99.500 2/18/2011 2:02:56 PM Rejected: Price

Bidder 26475 1 99.500 2/23/2011 12:43:55 PM Rejected: Price

Bidder 15034 2 99.482 2/21/2011 8:23:04 AM Rejected: Price

Bidder 25702 268 99.410 2/23/2011 1:30:34 PM Rejected: Price

Bidder 26763 5 99.400 2/18/2011 8:29:13 AM Rejected: Price

Bidder 864 2 99.397 2/18/2011 5:05:29 PM Rejected: Price

Zions Bancorporation Senior Note / 1 Year Corporates

Zions Direct Auctions—Results Page 1 of 2

https://www.auctions.zionsdirect.com/auction/2548/results 2/23/2011

Bidder 21822	22	99.369	2/23/2011 1:30:21 PM		Rejected: Price
Bidder 22941	20	99.369	2/23/2011 1:30:35 PM		Rejected: Price
Bidder 22941	20	99.327	2/23/2011 1:30:00 PM		Rejected: Price
Bidder 23462	20	99.320	2/18/2011 2:49:54 PM		Rejected: Price
Bidder 22941	20	99.313	2/23/2011 1:28:37 PM		Rejected: Price
Bidder 15034	1	99.294	2/21/2011 8:23:04 AM		Rejected: Price
Bidder 13193	50	99.294	2/22/2011 10:42:54 AM		Rejected: Price
Bidder 21332	250	99.294	2/22/2011 5:02:45 PM		Rejected: Price
Bidder 24099	10	99.294	2/22/2011 9:48:21 PM		Rejected: Price

« Prev. Page 1 of 2 Next »

Auction Totals:	**1,400 units**	**$ 1,394,750.00**

Direct Orders

Bidder	Units	Yield	Timestamp	Awarded	Amount Due
Bidder 23436	240	2.75%	2/17/2011 4:07:16 PM	240 units	$ 240,000.00
			Auction Totals:	**240 units**	**$ 240,000.00**

Zions Bancorporation has filed a registration statement (Registration Statement No. 333-158319, including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus dated March 31, 2009 contained in that registration statement, the prospectus supplement dated December 6, 2010 and other documents Zions Bancorporation has filed with the SEC for more complete information about Zions Bancorporation and this offering. You may get these documents and other documents Zions Bancorporation has filed for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, Zions Bancorporation or a representative will arrange to send you the prospectus and other documents Zions Bancorporation has filed with the SEC if you request it by calling toll free (800) 524-8875.

Please direct questions regarding the website or bidding procedures to the Auction Administrator.

You may also call our Investment Center at 800-524-8875 from 8am to Midnight Eastern Time.

*The current Market-Clearing Yield/Final Auction Yield is calculated as Yield to Worst (YTW) which is the lowest yield of yield to maturity, yield to call, yield to put, or other yields when a bond is callable, puttable, exchangeable, or has other features. If a bond is called, put or exchanged before maturity, the bondholder only earns interest on the time that has elapsed between purchasing the bond and its early redemption. The resulting yield is less than what would have been earned had the bond been held until maturity.

Investment Products: Not FDIC Insured • No Bank Guarantee • May Lose Value

Bank Deposits and Certificates of Deposit (CDs) are FDIC Insured up to Applicable Limits

Securities products and services offered by Zions Direct, Member FINRA/SIPC, a non-bank subsidiary of Zions Bank.

Affiliates of Zions Bank or other issuers may purchase CDs or securities through the auction process. The market clearing yield may be lower due to the participation of an affiliate in the auction which may benefit the affiliated issuer.

Other Products | Contact Us | About Us | Site Map | Privacy Policy | Terms and Conditions

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ZIONS DIRECT

Auctions

View current auctions

Results Archive

View the results of completed auctions

FDIC-Insured CDs

Municipal Bonds

Corporate Bonds

US Agencies

Stock

Warrants

Issuers

University

Learn more about our auctions

Demos

Learn how to participate!

Think

WEEKLY UPDATE

Sign up to receive a free weekly

email containing economic

commentary, new-issue alerts,

investing news, and much more.

First Name

Last Name

Email

Sign Up!

SIGN IN | REGISTER | CONTACT US

Home » Auction #2548

Notice: The auction has been extended until 2/23/2011 1:33:35 PM EST.

Results

BBB- (Fitch); BBB (low) (DBRS); and BBB- (Standard & Poor’s).

Auction Information

Auction Start: 2/17/2011 8:00 AM EST

Auction End: 2/23/2011 1:33 PM EST

Last Update: 2/23/2011 2:23:36 PM EST

Auction Status: Over

Bidding Information

Issue Information

Security Type: Corporate Bonds

Issue Type: Primary

Coupon: 2.750%

Maturity Date: 2/15/2012

More.

Buy Today! Information

Price: 100.000

Yield: 2.75%

Bids Final Market-Clearing Price: 99.625

Final Market-Clearing Yield*: 3.147%

Bidder Units Price Timestamp Awarded Amount Due

Bidder 21822 22 99.294 2/23/2011 1:28:16 PM Rejected: Price

Bidder 21217 3 99.104 2/19/2011 11:54:30 AM Rejected: Price

Bidder 24205 10 99.070 2/22/2011 6:33:05 PM Rejected: Price

Bidder 22941 20 99.033 2/23/2011 1:27:09 PM Rejected: Price

Bidder 21822 20 99.015 2/23/2011 1:20:22 PM Rejected: Price

Bidder 15413 200 99.005 2/23/2011 12:36:40 PM Rejected: Price

Bidder 21822 18 99.005 2/23/2011 1:19:34 PM Rejected: Price

Bidder 15003 7 99.001 2/23/2011 12:40:56 PM Rejected: Price

Bidder 22451 500 99.000 2/23/2011 12:31:05 PM Rejected: Price

Bidder 23899 4 98.942 2/18/2011 7:08:45 PM Rejected: Price

Bidder 21990 1 98.923 2/18/2011 2:51:53 PM Rejected: Price

Bidder 17854 5 98.900 2/23/2011 12:24:34 PM Rejected: Price

Bidder 16791 25 98.875 2/18/2011 5:29:14 PM Rejected: Price

Bidder 25692 50 98.829 2/18/2011 6:48:35 PM Rejected: Price

Bidder 22542 15 98.750 2/18/2011 7:41:04 PM Rejected: Price

Bidder 22941 20 98.366 2/23/2011 12:02:05 PM Rejected: Price

Bidder 25467 1 98.136 2/22/2011 1:04:16 PM Rejected: Price

Bidder 26631 1 98.100 2/18/2011 1:57:00 PM Rejected: Price

Bidder 15259 100 98.100 2/23/2011 12:15:47 PM Rejected: Price

Bidder 13585 20 98.017 2/18/2011 2:31:49 PM Rejected: Price

Bidder 20935 5 98.017 2/21/2011 8:53:42 PM Rejected: Price

Bidder 25683 5 98.000 2/18/2011 2:10:59 PM Rejected: Price

Bidder 27040 200 98.000 2/19/2011 6:14:09 PM Rejected: Price

« Prev. Page 2 of 2 Next »

Auction Totals: 1,400 units $ 1,394,750.00

Direct Orders

Bidder Units Yield Timestamp Awarded Amount Due

Bidder 23436 240 2.75% 2/17/2011 4:07:16 PM 240 units $ 240,000.00

Auction Totals: 240 units $ 240,000.00

Zions Bancorporation has filed a registration statement (Registration Statement No. 333-158319, including a prospectus)

with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus dated March 31, 2009 contained in that registration statement, the prospectus supplement dated December 6, 2010 and other documents Zions Bancorporation has filed with the SEC for more complete information about Zions Bancorporation and this offering. You may get these documents and other documents Zions Bancorporation has filed for free by visiting

EDGAR on the SEC Web site at www.sec.gov. Alternatively, Zions Bancorporation or a representative will arrange to send you the prospectus and other documents Zions Bancorporation has filed with the SEC if you request it by calling toll free

(800) 524-8875.

Zions Bancorporation Senior Note / 1 Year Corporates

Zions Direct Auctions—Results Page 1 of 2

https://www.auctions.zionsdirect.com/auction/2548/results?sort=price&sort_direction=desc&page=2 2/23/2011

Please direct questions regarding the website or bidding procedures to the Auction Administrator.

You may also call our Investment Center at 800-524-8875 from 8 am to Midnight Eastern Time.

*The current Market-Clearing Yield/Final Auction Yield is calculated as Yield to Worst (YTW) which is the lowest yield of yield to maturity, yield to call, yield to put, or other yields when a bond is callable, puttable, exchangeable, or has other features. If a bond is called, put or exchanged before maturity, the bondholder only earns interest on the time that has elapsed between purchasing the bond and its early redemption. The resulting yield is less than what would have been earned had the bond been held until maturity.

Investment Products: Not FDIC Insured • No Bank Guarantee • May Lose Value

Bank Deposits and Certificates of Deposit (CDs) are FDIC Insured up to Applicable Limits

Securities products and services offered by Zions Direct, Member FINRA/SIPC, a non-bank subsidiary of Zions Bank.

Affiliates of Zions Bank or other issuers may purchase CDs or securities through the auction process. The market clearing yield may be lower due to the participation of an affiliate in the auction which may benefit the affiliated issuer.

Other Products | Contact Us | About Us | Site Map | Privacy Policy | Terms and Conditions

Page 2 Zions Direct Auctions—Results of 2

https://www.auctions.zionsdirect.com/auction/2548/results?sort=price&sort_direction=desc&page=2 2/23/2011